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                                                                     Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-18495) pertaining to the 1996 Stock Incentive Plan of Aftermarket Technology Corp. of our report dated February 17, 2000, with respect to the consolidated financial statements and schedule of Aftermarket Technology Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                          /s/ Ernst & Young LLP

Chicago, Illinois
February 17, 2000